Exhibit 23.1

HANSEN, BARNETT & MAXWELL, P.C.

A Professional Corporation CERTIFIED PUBLIC ACCOUNTANTS 5 Triad Center, Suite 750 Salt Lake City, UT 84180-1128 Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com	Registered with the Public Company Accounting Oversight Board A Member of the Forum of Firms

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Recon Technology, Ltd.

As an independent registered public accounting firm, we hereby consent to the use of our report on the financial statements of Recon Technology, Ltd., dated November 11, 2008, except for Note 14, as to which the date is March 10, 2009, with respect to the consolidated and combined balance sheets of Recon Technology, Ltd. as of June 30, 2008 and 2007, and the related consolidated and combined statements of operations, shareholders’ equity (deficit) and cash flows for the years then ended in the Registration Statement of Recon Technology, Ltd. on Form S-1. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/  HANSEN, BARNETT & MAXWELL, P.C.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah

March 10, 2009